UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):

November 23, 2011

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd.

Richardson, Texas 75080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(972) 497-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 18, 2011, Lennox Industries Inc. and LPAC Corp. (“LPAC”), both wholly-owned subsidiaries of Lennox International Inc. (the “Company”), entered into definitive agreements in connection with the Company’s accounts receivables securitization facility (the “Securitization Facility”), including an Amended and Restated Receivables Purchase Agreement (the “Agreement”) with Victory Receivables Corporation, as a Purchaser, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Administrative Agent, a Liquidity Bank, and the BTMU Purchaser Agent, Market Street Funding LLC, as a Purchaser, and PNC Bank, National Association as the PNC Purchaser Agent.

Pursuant to the Agreement, LPAC will sell to the purchasers under the Agreement undivided percentage interests in the accounts receivables it acquires from time to time from Allied Air Enterprises Inc., Heatcraft Refrigeration Products LLC, Lennox Hearth Products LLC and Lennox Industries Inc. (collectively, the “Originators”), each of which are wholly-owned subsidiaries of the Company. The terms and conditions of the Agreement are similar to the Receivables Purchase Agreement dated November 29, 2009, as amended, among Lennox Industries Inc., LPAC , Victory Receivables Corporation, as a Purchaser, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as a Liquidity Bank, as Administrative Agent and the BTMU Purchaser Agent, except, among other things, (a) the term of the Agreement has been extended to November 16, 2012, and (b) the purchase limit under the Agreement was increased to $150,000,000.

Under the Securitization Facility, each of the Originators and certain other subsidiaries that may be designated by the Company from time to time, sell accounts receivables to LPAC as part of an arrangement that provides funding similar to a revolving credit facility. The Agreement establishes a commitment by the liquidity banks named above that are part of the Securitization Facility to extend funds to LPAC (which will be used by the Company) up to an aggregate amount outstanding at any given time of $150,000,000 on a revolving basis, subject to LPAC purchasing eligible receivables from the Originators. LPAC’s obligations under the Agreement are secured by a security interest in all of LPAC’s right, title and interest now or hereafter existing in, to and under all assets of LPAC, including the accounts receivables purchased by LPAC from the Originators.

Interest on borrowings (other than default interest) is based on (i) commercial paper interest rates, (ii) LIBOR rates plus an applicable margin or (iii) a rate that is the higher of the prime rate as announced by the applicable purchaser financial institution or the federal funds rate plus 1.00%. Subject to the terms and conditions of the Agreement, funds will be made available on a revolving basis and the Securitization Facility will be reflected as a current liability because the term of the Agreement, subject to annual renewals, runs until November 16, 2012, and there can be no assurances that the third party liquidity providers will renew or extend their commitments under the Agreement.

The Securitization Facility requires that LPAC observe certain covenants customary for transactions of this type, including covenants to preserve its bankruptcy remote qualities. The Securitization Facility includes usual and customary events of default for an accounts receivables securitization facility including material inaccuracy of representations and warranties, breach of covenants, cross-default to other material indebtedness, certain voluntary and involuntary bankruptcy events, and the occurrence of an event of default under the Company’s Fourth Amended and Restated Revolving Credit Facility Agreement dated as of October 21, 2011. Upon the occurrence of such an event of default, the Administrative Agent could accelerate all amounts outstanding under the Agreement and terminate the Securitization Facility.

The foregoing summary of the Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full and complete text of the Agreement, which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Amended and Restated Receivables Purchase Agreement dated as of November 18, 2011 among LPAC Corp., as the Seller, Lennox Industries Inc., as the Master Servicer, Victory Receivables Corporation, as a Purchaser, Market Street Funding LLC, as a Purchaser, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as a Liquidity Bank, as Administrative Agent and the BTMU Purchaser Agent, and PNC Bank, National Association as a Liquidity Bank and the PNC Purchaser Agent. (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

Date: November 23, 2011

By:	/s/ ROBERT L. VILLASEÑOR
Name:	Robert L. Villaseñor
Title:	Director, Securities and Corporate Finance Counsel & Assistant Secretary

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